As filed with the Securities and Exchange Commission on April 6, 2016

Registration No. 333-176759

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO THE

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Polonia Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	6035	45-3181577
State or other jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

3993 Huntingdon Pike, 3rd Floor

Huntingdon Valley, Pennsylvania 19006

(215) 938-8800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph T. Svetik

President and Chief Executive Officer

Polonia Bancorp, Inc.

3993 Huntingdon Pike, 3rd Floor

Huntingdon Valley, Pennsylvania 19006

(215) 938-8800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Aaron M. Kaslow, Esq. Kilpatrick Townsend & Stockton LLP 607 14th Street, N.W., Suite 900 Washington, DC 20005 (202) 508-5800

Sale to the Public Concluded on November 9, 2012

This Post-Effective Amendment No. 1 is filed to deregister 2,207 shares of common stock, par value $0.01 per share (the “Common Stock”) and all unissued participation interests of Polonia Bancorp, Inc. (the “Company”), registered and offered pursuant to the terms of the prospectus dated August 10, 2012, as supplemented by the prospectus supplements dated August 17, 2012, September 17, 2012, October 15, 2012, and October 31, 2012 (collectively, the “Prospectus”). The remaining 3,511,444 shares and participation interests registered pursuant to the Registration Statement on Form S-1, as amended, have been issued in accordance with and as described in the Prospectus.

The Company has determined that no further shares or participation interests will be offered, sold and/or issued pursuant to the Prospectus. The Company therefore requests deregistration of the unissued shares of Common Stock and unissued participation interests registered pursuant to this Registration Statement as soon as is practicable after the filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Huntingdon Valley, Pennsylvania on April 6, 2016.

Polonia Bancorp, Inc.

By:	/s/ Joseph T. Svetik
Joseph T. Svetik
President and Chief Executive Officer